Filed Pursuant to Rule 433
Issuer Free Writing Prospectus
Dated October 30, 2026
To Preliminary Prospectus dated October 26, 2026
Registration Statement No. 333-299634

LIS TECHNOLOGIES INC.

LIS TECHNOLOGIES INC.

# Enriching the Future of Nuclear Power

Patented U.S. Origin Laser Uranium Enrichment Technology

PROPOSED INITIAL PUBLIC OFFERING · OCTOBER 2026



3D rendering · Project FUEL commercial facility · LIST Island, Oak Ridge, TN

# Free Writing Prospectus Legend

This presentation relates to the proposed initial public offering (the "Offering") of LIS Technologies Inc. (together with its consolidated subsidiaries, the "Company," "we," "us" or "our") and highlights basic information about the Offering and the Company. This presentation should be read together with the Company's Registration Statement on Form S-1, as amended (the "Registration Statement"), including the prospectus contained therein, filed with the Securities and Exchange Commission (the "SEC") for the Offering to which this presentation relates. The most recent preliminary prospectus, dated October 26, 2026, may be accessed here.

The Registration Statement has not yet become effective. Before you invest, you should read the prospectus in the Registration Statement, including the risk factors described therein, and other documents the Company has filed with the SEC for more complete information about the Company and the Offering. You may obtain these documents free of charge by visiting EDGAR on the SEC's website at www.sec.gov.

Alternatively, the Company, any underwriter or any dealer participating in the Offering will arrange to send you the prospectus upon request. Please contact Titan Partners Securities LLC at 4 World Trade Center, 150 Greenwich St, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Securities may not be sold, nor may offers to buy be accepted, before the Registration Statement becomes effective. Any offering will be made only by means of a prospectus meeting applicable securities law requirements.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this free writing prospectus. Any representation to the contrary is a criminal offense.

# Disclaimers and Cautionary Note Regarding Forward-Looking Statements

This presentation contains "forward-looking statements" that reflect our current expectations and views of future events. Significant known and unknown risks, uncertainties and other factors (including those listed under the caption "Risk Factors" in the Registration Statement) may cause our actual results, performance or achievements in the future to be materially and adversely different from those expressed or implied by the forward-looking statements. Therefore, you should not place undue reliance on forward-looking statements in this presentation.

You can identify some of these forward-looking statements by words or phrases such as "may," "will," "could," "would," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "goal," "is/are likely to," "potential," "project," "target," "future," "continue" or the derivative of these terms or other similar expressions about the future, although not all forward-looking statements contain these words. The forward-looking statements in this presentation are only predictions, are subject to change, and are based largely on our current expectations and projections about future events and financial trends.

Forward-looking statements include statements relating to, among other factors listed in the Registration Statement, our ability to: (i) engineer, develop, re-demonstrate, optimize and industrialize our proprietary CRISLA advanced laser enrichment technology, primarily for the production of enriched uranium products (EUP); (ii) design, construct and operate our Pilot Plant and our planned LEU-3 Facility for the commercial production of EUPs for the existing nuclear fleet as well as the next generation of advanced nuclear reactors; (iii) raise the substantial amount of additional funds that will be necessary for our business to succeed, which funds may not be available on acceptable terms or available at all; and (iv) achieve all or any of the nearer and longer-term anticipated business milestones addressed herein.

Our forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. The forward-looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this presentation. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

This presentation includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Statistical data in these publications also include projections based on a number of assumptions. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information. In addition, the new and rapidly changing nature of the nuclear fuel industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry.

Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

# Offering Summary & Pre-IPO Capitalization

| Offering Summary | |
|---|---|
| **Issuer** | LIS Technologies Inc. |
| **Proposed Listing / Symbol** | NASDAQ: LIS |
| **Transaction** | Initial Public Offering |
| **Anticipated Offering Size** | ~$17 Million (+15% Over-Allotment Option) |
| **Shares Offered** | 2,833,334 shares (based on $6.00 mid-point) |
| **Offering Range** | $5.00 to $7.00 per share |
| **Use of Proceeds** | R&D, business development, working capital and general corporate purposes |
| **Sole Bookrunner** | Titan Partners |

FINANCIAL SNAPSHOT[1]

**~$71.6M**

Capital Raised to Date

**$18.8M**

Cash

**~100.7M**

Fully Diluted Shares Outstanding
(Includes outstanding options, RSUs and shares subject to vesting)

(1) Financial information as of July 31, 2026, except share capitalization, which reflects the October 14, 2026, share count and disclosed equity awards.

LIS TECHNOLOGIES INC.

# Leadership & Industry Expertise



### Jay Yu

**Co-Founder, Executive Chairman & CEO**

Founder and Chairman of NANO Nuclear Energy; 20 years in capital markets



### Christo J. Liebenberg

**Co-Founder, President & CTA**

30+ years in Laser Isotope Separation; Laser Manager at SA-MLIS, Silex & GLE; 12+ years ASML EUV laser scientist; Started the revival of CRISLA in 2013



### Viktor Chikan, Ph.D.

**Chief Technology Officer**

Physical Chemistry professor at KSU for 17 years, specializing in laser spectroscopy; Former ASML EUV-technology group leader



### Lloyd Jollay

**Chief Operations Officer**

Former Y-12 leader and BGS VP of Nuclear Fuel Cycle; 30+ years in nuclear industry



### Rama Rhule, CPA, CMA

**Chief Financial Officer**

Chartered Professional Accountant with 20+ years of experience in financial management, reporting, and budgeting



### Julie Olivier

**Director of Regulatory Affairs and Licensing**

Nuclear energy and regulatory affairs expert with over 25 years of experience in licensing, safety, and environmental management



### Lukasz Urbanski, Ph.D.

**Laser Systems Manager**

Former ASML Laser Systems Architect and semiconductor technology expert with 12 years of experience in high-power lasers, EUV lithography, and advanced optical engineering



### Scott Hyman

**Director of Nuclear Fuels Marketing**

Nuclear industry executive with nearly 40 years of experience. Former NextEra Energy's Principal for Nuclear Fuel Supply, managing uranium, conversion, and enrichment procurement and fuel strategy for a fleet of seven operating reactors.



### Brian Smith

**Director of Security, Compliance and Government Affairs**

Nuclear regulatory and security expert with 32 years of NRC experience, specializing in security, cybersecurity, classification guidance, and export controls



### John M. Paxton Jr.

**Executive Advisory Board Chair of Military and Defense**

Retired U.S. Marine Corps Four-Star General with 40 years of military leadership experience, specializing in strategic operations, global security, and crisis management

# Advancing American Laser Enrichment Technology

LIS Technologies is developing a patented **U.S. origin laser isotope separation platform** designed to produce enriched uranium for existing and advanced nuclear reactors, with additional applications across specialized isotope markets.



Illustration · selective laser excitation of $^{235}UF_6$

LIS TECHNOLOGIES AT A GLANCE

## CRISLA

**Condensation Repression Isotope-Selective Laser Activation**, our patented laser enrichment technology

## LEU + HALEU

Core nuclear fuel markets

## Oak Ridge, TN

U.S. R&D and planned commercial facilities

## Specialized Isotopes

Medical, semiconductor and industrial applications

# Positioned to Advance U.S. Nuclear Power Independence

### PATENTED TECHNOLOGY

U.S.-origin laser enrichment platform targeting improved efficiency

### FEDERAL RECOGNITION

One of six companies selected for DOE's LEU enrichment program, a $3.4B program overall

### CRITICAL FUEL MARKETS

Targeting low-enriched uranium (LEU) and high-assay low-enriched uranium (HALEU) for existing and advanced reactors

### OAK RIDGE INFRASTRUCTURE

Established R&D footprint with 14,000 sq ft HQ and test demonstration facility, 38,000 sq ft facility for R&D and a planned 206-acre commercial site

### IN HOUSE TECHNICAL EXPERTISE

200+ years of collective NRC and related experience, 80+ years of collective laser enrichment experience, and 50+ years of collective ASML experience

### CAPITAL & PROGRESS

$71M+ raised alongside continued development milestones

ORIGINS OF CRISLA

# Decades of Innovation. A New Era of Commercialization.



RESEARCH HERITAGE

## Dr. Jeff Eerkens

Laser enrichment pioneer; Ph.D., UC Berkeley

CRISLA inventor; laser isotope separation research since the 1970s

COMMERCIALIZATION

## LIS Technologies

Prototype separator at K-1330, Oak Ridge, TN



HISTORICAL RESEARCH

### 1970s
**Research Begins**

Dr. Jeff Eerkens pioneers the CRISLA laser enrichment process

### 1980s–90s
**Early Demonstrations**

Historical laboratory work and company-reported enrichment results

### 2019
**Patent Issued**

U.S. Patent 10,319,486

LIS TECHNOLOGIES

### 2023
**LIST Founded**

LIS Technologies established; CRISLA acquisition announced

### 2024–25
**Federal Recognition**

DOE selection, AFWERX award and development milestones

### 2026
**Industrial Expansion**

Oak Ridge infrastructure and $UF_6$ testing progress

Historical research and demonstrations predate the formation of LIS Technologies in 2023 and were laboratory-scale; they do not represent commercial-scale enrichment.

LIS TECHNOLOGIES INC.

# CRISLA: A Next-Generation Approach to Uranium Enrichment


ENRICHED
DEPLETED

01

### $UF_6$ Feed

Uranium hexafluoride gas enters the CRISLA enrichment cell

02

### Selective Laser Excitation

A 5.3 μm laser excites $^{235}UF_6$ molecules while $^{238}UF_6$ remains unexcited

03

### Product Harvesting

Condensation repression separates excited $^{235}UF_6$ into an enriched stream

**5.3 μm**
Laser wavelength

**CW**
Continuous-wave operation

**Intracavity**
Laser architecture, no amplifiers

U.S. Patent 10,319,488. Simplified illustrative schematic; commercial-scale performance remains to be demonstrated.

# Uranium Enrichment: A Critical Global Supply Bottleneck

## 01 / NUCLEAR POWER CYCLE


LIST'S FOCUS
01
Mining
02
Conversion
03
Enrichment
04
Fuel Fabrication
05
Nuclear Reactor

**Enrichment is the critical link between converted uranium and reactor-ready fuel**

Raises U-235 from 0.7% in natural uranium to 3–5% for today's reactors, and up to 20% (HALEU) for advanced designs

## 02 / GLOBAL ENRICHMENT CAPACITY

Enrichment capacity by provider, 2025


67.7M
SWU / yr global
43%
26%
20%
11%
Rosatom (TENEX)
Russia
29.1M SWU
Urenco
UK, GER, NL
17.3M SWU
CNNC
China
13.8M SWU
Orano
France
7.5M SWU

**4.4M**
**U.S. supply (2025)** · SWU / year

**15M**
**Current U.S. demand** · SWU / year

**50–60M**
**Projected U.S. demand (2050)** · SWU / year

Global enrichment capacity remains concentrated among a **small number of established providers**, highlighting the strategic importance of **new domestic supply.**

Source: World Nuclear Association, The Nuclear Fuel Report 2025 (Sept. 2025); World Nuclear Outlook Report 2026 (Oct. 2026); and "Uranium Enrichment" (Oct. 2026).

# Targeting Significantly Lower Enrichment Costs

**Company-estimated cost per SWU, by enrichment technology**

### 01 · LEGACY

**>$500**

**Gaseous diffusion**

Cost / SWU · Retired in the U.S. in 2013

### 02 · CURRENT

**~$106**

**Centrifuge**

Cost / SWU · Today's industry standard

### 03 · LASER

**~$60**

**16 µm MLIS**

Cost / SWU · Laser approach in development

### 04 · LIST TARGET

**<$30**

**CRISLA**

Cost / SWU · 5.3 µm continuous-wave laser

→ **Progression toward lower estimated enrichment costs**

### HISTORICAL SWU MARKET PRICING

Spot and long-term prices, $/SWU


2022 · Russia–Ukraine war
$250
$200
$150
$100
$50
$0
'19 '20 '21 '22 '23 '24 '25 '26
$205 Spot
$180 Term

*Market pricing from October 2026 is shown for context; differences between prices and estimated costs do not represent projected margins.*

Company estimates of cost per SWU from financial-model assumptions; diffusion and CRISLA shown as threshold values. CRISLA figures are targets, not demonstrated commercial operating costs. Columns are not drawn to scale. SWU prices: year-end averages of UxC and TradeTech indicators as reported in Orano Annual Activity Reports, 2019–2025; 2026 reflects October 2026 indicators.

# One Technology. Multiple Market Opportunities.

CORE MARKET · TODAY'S FLEET

## LEU / LEU+

### Existing Reactors

Fuel for the operating U.S. nuclear fleet

CORE MARKET · NEXT GENERATION

## HALEU

### Advanced Reactors

Fuel for SMRs, microreactors and next-generation reactor designs

LONGER-TERM OPTIONALITY · SPECIALIZED ISOTOPES

| | | |
|---|---|---|
| **Medical Isotopes** Mo-99 | **Semiconductors & Quantum Computing** Si-28 | **Industrial & Research Isotopes** Stable isotopes |

# Selected for the U.S. Department of Energy's LEU Enrichment Program

DOE LEU ENRICHMENT PROGRAM · SELECTED DECEMBER 2024

**1 of 6**

### Companies Selected

Eligible to compete for future DOE LEU enrichment task orders

**$3.4B**

### Original Program Scope

Aggregate LEU acquisition program amount across all selected participants


2978

## ADDITIONAL DEVELOPMENT MILESTONES

| | | | |
|---|---|---|---|
| JAN 2025 | MAR 2025 | DEC 2025 | OCT 2026 |
| **AFWERX** | **TRL-4** | **Tennessee** | **$UF_6$ Shipment** |
| SBIR Phase I contract | CRISLA technology validation | Radioactive material license | Initial material for testing |

DOE program selection does not guarantee future task orders or funding beyond the applicable minimum contract award.

# Establishing a U.S. Nuclear Enrichment Hub



LIST Island · LEU-3 facility concept



Heritage Center, Oak Ridge, TN



Prototype separator · K-1330

**14,000 $ft^2$**

R&D headquarters and $UF_6$ test-loop facility

**38,000 $ft^2$**

Isotope and equipment industrialization

**206 acres**

Planned pilot and commercial site on LIST Island

- Tennessee radioactive material license granted Dec 2025 · First $UF_6$ shipment to the test loop Oct 2026
- Oct 2026, NRC approves Standard Practice Procedures Plan for Test Demonstration Facility, contingent on pending NRC operational readiness review

LIS TECHNOLOGIES INC.

# Scaling From Demonstration to Commercial Enrichment

A phased development strategy targeting industrial-scale uranium enrichment

**2025–27**

### Baseline Testing

Demonstration and process optimization at the Heritage Center

**2025–28**

### Scale-Up

Larger systems and performance validation

**in or around 2030**

### Pilot Facility

Initial planned enrichment capacity

**in or around 2033**

### Commercial Facility

Targeted commercial-scale operations

**Technology**
Demonstrate and scale CRISLA performance

**Regulatory**
Secure required approvals and licenses

**Infrastructure**
Develop pilot and commercial facilities

2030 PILOT TARGET

**0.5M** SWU / year

Planned pilot enrichment capacity

2033 COMMERCIAL TARGET

**5.0M** SWU / year

Planned LEU / LEU+ commercial capacity

Company development targets; commercial deployment remains subject to technical, regulatory and financing milestones.

5M SWU/yr facility concept · rendering

# Nuclear Technology Landscape

## 01 / ENRICHMENT TECHNOLOGY

Technology and commercialization comparison

### LIS Technologies

CRISLA laser enrichment · Oak Ridge, TN

**2030 / 2033**

Pilot plant 2030 · Commercial plant 2033 (targets)

**Development** — Demonstration (2030 target) — Commercial (2033 target)

### Centrus Energy

Centrifuge enrichment · Piketon, OH

**Commercial**

LEU supply today · HALEU scale-up underway

Development — Demonstration — **Commercial**

Market Cap: ~US$2.1B

### Global Laser Enrichment

Laser enrichment · Wilmington, NC

**Demonstration**

Global Laser Enrichment demonstration program

Development — **Demonstration** — Commercial

Private

## 02 / BROADER NUCLEAR POWER ECOSYSTEM

Adjacent industry exposure

| Company | Business | Market Cap |
|---|---|---|
| Cameco | Uranium & fuel services | US$37.1B |
| BWX Technologies | Nuclear components & fuel | US$12.4B |
| Standard Nuclear | TRISO fuel | US$2.0B |
| X-energy | TRISO-X fuel & reactors | US$5.9B |

Market caps as of October 26, 2026, rounded to $0.1B; US dollars. Peers are shown for industry context and are not presented as direct valuation comparables. LIS commercialization timeline reflects company targets (0.5M SWU/yr pilot; 5.0M SWU/yr commercial), subject to execution, regulatory approvals and financing.

LIS TECHNOLOGIES INC.

# Board of Directors



### Jay Yu

**Co-Founder, Executive Chairman & CEO**

Founder and Chairman of NANO Nuclear Energy; 20 years in capital markets



### Atul Sabharwal

**Independent Director**

Founder of Snipp; former Executive Director, Acme Group; former board member, eSolar



### Jason Mencher

**Independent Director**

Senior Planner at AKRF; former real estate attorney at Pryor Cashman; J.D., Hofstra



### Eric Forte

**Independent Director**

President and Owner of Prudential Borrowing, a residential and commercial mortgage brokerage

Board composition as of October 19, 2026. Director independence as determined under applicable Nasdaq listing standards.

LIS TECHNOLOGIES INC.

LIS TECHNOLOGIES INC.

# Enriching the Future

Advancing U.S. Origin Laser Enrichment Technology

**Jay Yu · Executive Chairman & CEO**

ir@laseristech.com · 1 (800) 388-5492



3D rendering · Project FUEL commercial facility · LIST Island, Oak Ridge, TN

# Glossary of Terms

Acronyms and defined terms used in this presentation

| | |
|---|---|
| AFWERX | U.S. Air Force innovation unit that awards research contracts to small businesses |
| CRISLA | Condensation Repression Isotope Selective Laser Activation, LIS's patented laser enrichment technology |
| CW | Continuous-wave: a laser that emits a steady beam rather than pulses |
| EUP | Enriched uranium product: uranium enriched above natural U-235 levels for use in fuel |
| HALEU | High-assay low-enriched uranium: enriched to 5–20% U-235, needed by many advanced reactors |
| LEU | Low-enriched uranium: typically 3–5% U-235, the fuel used by today's commercial reactors |
| LEU-3 | LIS's planned commercial enrichment facility in Oak Ridge, Tennessee |
| MLIS | Molecular laser isotope separation |
| SMR | Small modular reactor: a factory-built reactor, typically under 300 MWe |
| SWU | Separative work unit: the standard measure of enrichment effort; services are priced per SWU |
| TRISO | Tristructural isotropic: a coated-particle fuel used in some advanced reactors |
| TRL | Technology readiness level, a 1–9 maturity scale; TRL-4 means validated in a laboratory |
| U-235 | The fissile uranium isotope; about 0.7% of natural uranium |
| $UF_6$ | Uranium hexafluoride: the gaseous uranium compound fed into the enrichment process |